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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of Earliest Event Reported) August 8, 2003


  Commission File            Registrant, State of Incorporation, Address of               I.R.S. Employer
       Number               Principal Executive Offices and Telephone Number                  Number

       1-8788               SIERRA PACIFIC RESOURCES                                        88-0198358
                            P.O. Box 10100 (6100 Neil Road)
                            Reno, Nevada 895-0400 (89511)
                            (775) 834-4011

       1-4698               NEVADA POWER COMPANY                                            88-0045330
                            6226 West Sahara Avenue
                            Las Vegas, Nevada 89146
                            (702) 367-5000



                                      None
--------------------------------------------------------------------------------
   (Former name, former address and former fiscal year, if changed since last report)
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ITEM 5.  OTHER EVENTS

      On August 8, 2003, Nevada Power Company (the "Company"), a wholly-owned subsidiary of Sierra Pacific Resources, issued a press release announcing that it is seeking to raise $350 million through a private placement of its General and Refunding Mortgage Notes, Series G, with an anticipated maturity of 10 years, in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). A copy of the press release is attached as
Exhibit 99.1 hereto.

      In connection with this private placement, the Company has prepared an Offering Memorandum for distribution to the potential purchasers. The notes issued in this private placement will not be registered under the Securities Act of 1933, and will not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Excerpts from this Offering Memorandum containing certain financial information regarding the Company are attached hereto as Exhibit 99.2 hereto.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      (a)   Financial Statements of Businesses Acquired

            Not required

      (b)   Pro forma financial information

            Not required

      (c)   Exhibits

            99.1 Press Release issued August 8, 2003
            99.2 Excerpts from the Offering Memorandum
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

                                     SIERRA PACIFIC RESOURCES
                                     ------------------------
                                     (Registrant)



Date: August 11, 2003          By:   /s/ Richard K. Atkinson
                                     -----------------------
                                     Richard K. Atkinson
                                     Vice President and Chief Financial Officer

                                     NEVADA POWER COMPANY
                                     --------------------
                                     (Registrant)



Date: August 11, 2003          By:   /s/ Richard K. Atkinson
                                     -----------------------
                                     Richard K. Atkinson
                                     Vice President and Chief Financial Officer
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                                  EXHIBIT INDEX

99.1 - Press Release issued August 8, 2003

99.2 - Excerpts from the Offering Memorandum